                         THE NEW COLEMAN COMPANY, INC.
                       PENSION PLAN FOR WEEKLY SALARIED
                          AND HOURLY PAID EMPLOYEES
                         (Amended and Restated as of
                               January 1, 1996)

                        THE NEW COLEMAN COMPANY, INC.
                       PENSION PLAN FOR WEEKLY SALARIED
                          AND HOURLY PAID EMPLOYEES
                         (Amended and Restated as of
                               January 1, 1996)


                              TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
ARTICLE I.  THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

          1.1  ESTABLISHMENT AND AMENDMENT OF THE PLAN.. . . . . . . . . .   1
          1.2  APPLICABILITY OF THE PLAN . . . . . . . . . . . . . . . . .   1


ARTICLE II.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .   1

          2.1  "ACTUARIAL EQUIVALENT". . . . . . . . . . . . . . . . . . .   1
          2.2  "AFFILIATE" . . . . . . . . . . . . . . . . . . . . . . . .   2
          2.3  "ANNUITY STARTING DATE" . . . . . . . . . . . . . . . . . .   2
          2.4  "BASE HOURLY WAGE". . . . . . . . . . . . . . . . . . . . .   2
          2.5  "BENEFICIARY" . . . . . . . . . . . . . . . . . . . . . . .   3
          2.6  "BOARD" . . . . . . . . . . . . . . . . . . . . . . . . . .   3
          2.7  "BREAK IN SERVICE". . . . . . . . . . . . . . . . . . . . .   3
          2.8  "CODE". . . . . . . . . . . . . . . . . . . . . . . . . . .   3
          2.9  "COMMITTEE" . . . . . . . . . . . . . . . . . . . . . . . .   3
          2.10 "COMPANY" . . . . . . . . . . . . . . . . . . . . . . . . .   3
          2.11 "CREDITED SERVICE". . . . . . . . . . . . . . . . . . . . .   3
          2.12 "DISABILITY". . . . . . . . . . . . . . . . . . . . . . . .   3
          2.13 "EARLIEST RETIREMENT AGE" . . . . . . . . . . . . . . . . .   3
          2.14 "EARLY RETIREMENT AGE". . . . . . . . . . . . . . . . . . .   4
          2.15 "ELIGIBLE EMPLOYEE" . . . . . . . . . . . . . . . . . . . .   4
          2.16 "EMPLOYEE". . . . . . . . . . . . . . . . . . . . . . . . .   4
          2.17 "EMPLOYER". . . . . . . . . . . . . . . . . . . . . . . . .   4
          2.18 "ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . .   4
          2.19 "FINAL AVERAGE COMPENSATION". . . . . . . . . . . . . . . .   4
          2.20 "HIGHLY COMPENSATED EMPLOYEE" . . . . . . . . . . . . . . .   5
          2.21 "INACTIVE PARTICIPANT". . . . . . . . . . . . . . . . . . .   6
          2.22 "MEMBER". . . . . . . . . . . . . . . . . . . . . . . . . .   6
          2.23 "NORMAL RETIREMENT AGE" . . . . . . . . . . . . . . . . . .   6
          2.24 "ONE-YEAR BREAK IN SERVICE" . . . . . . . . . . . . . . . .   6
          2.25 "PARTICIPANT" . . . . . . . . . . . . . . . . . . . . . . .   6
          2.26 "PLAN". . . . . . . . . . . . . . . . . . . . . . . . . . .   6
          2.27 "PLAN YEAR" . . . . . . . . . . . . . . . . . . . . . . . .   6
          2.28 "PRIOR PLAN". . . . . . . . . . . . . . . . . . . . . . . .   6
          2.29 "QUALIFIED JOINT AND SURVIVOR ANNUITY". . . . . . . . . . .   6
          2.30 "RETIREMENT DATE" . . . . . . . . . . . . . . . . . . . . .   7

          2.31 "RETIREMENT FUND" . . . . . . . . . . . . . . . . . . . . .   7
          2.32 "SOCIAL SECURITY RETIREMENT AGE". . . . . . . . . . . . . .   7
          2.33 "TERMINATION OF SERVICE". . . . . . . . . . . . . . . . . .   8
          2.34 "TRUST AGREEMENT" . . . . . . . . . . . . . . . . . . . . .   8
          2.35 "TRUSTEE" . . . . . . . . . . . . . . . . . . . . . . . . .   8
          2.36 "TRUST FUND". . . . . . . . . . . . . . . . . . . . . . . .   8
          2.37 "VESTING SERVICE" . . . . . . . . . . . . . . . . . . . . .   8
          2.38 "YEAR OF ELIGIBILITY SERVICE" . . . . . . . . . . . . . . .   8


ARTICLE III.  SERVICE. . . . . . . . . . . . . . . . . . . . . . . . . . .   8

          3.1  HOUR OF SERVICE . . . . . . . . . . . . . . . . . . . . . .   8
          3.2  BREAK IN SERVICE. . . . . . . . . . . . . . . . . . . . . .  10
          3.3  ONE-YEAR BREAK IN SERVICE . . . . . . . . . . . . . . . . .  11
          3.4  VESTING SERVICE . . . . . . . . . . . . . . . . . . . . . .  11
          3.5  CREDITED SERVICE. . . . . . . . . . . . . . . . . . . . . .  11
          3.6  LEASED EMPLOYEES. . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE IV. PARTICIPATION. . . . . . . . . . . . . . . . . . . . . . . . .  12

          4.1  DATE OF PARTICIPATION . . . . . . . . . . . . . . . . . . .  12
          4.2  REENTRY INTO THE PLAN FOLLOWING A BREAK IN SERVICE. . . . .  13
          4.3  DURATION. . . . . . . . . . . . . . . . . . . . . . . . . .  13
          4.4  EMPLOYEES OF NEWLY ACQUIRED BUSINESSES. . . . . . . . . . .  13


ARTICLE V.  BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

          5.1  NORMAL RETIREMENT BENEFITS. . . . . . . . . . . . . . . . .  13
          5.2  EARLY RETIREMENT BENEFITS . . . . . . . . . . . . . . . . .  15
          5.3  DISABILITY RETIREMENT BENEFITS. . . . . . . . . . . . . . .  15
          5.4  VESTED RETIREMENT BENEFITS. . . . . . . . . . . . . . . . .  17
          5.5  ADJUSTMENT TO BENEFITS. . . . . . . . . . . . . . . . . . .  17
          5.6  NORMAL FORM OF PENSION FOR MARRIED MEMBERS. . . . . . . . .  18
          5.7  OPTIONAL METHODS OF PAYMENT . . . . . . . . . . . . . . . .  19
          5.8  INCIDENTAL DEATH BENEFITS . . . . . . . . . . . . . . . . .  20
          5.9  PAYMENT OF SMALL AMOUNTS. . . . . . . . . . . . . . . . . .  20
          5.10 MAXIMUM ANNUAL BENEFITS . . . . . . . . . . . . . . . . . .  22
          5.11 WITHHOLDING TAXES . . . . . . . . . . . . . . . . . . . . .  23


ARTICLE VI.  SUSPENSION OF BENEFITS UPON CERTAIN EMPLOYMENT OR
               REEMPLOYMENT. . . . . . . . . . . . . . . . . . . . . . . .  23

          6.1  REEMPLOYMENT BEFORE NORMAL RETIREMENT DATE. . . . . . . . .  23
          6.2  CONTINUED EMPLOYMENT OR REEMPLOYMENT ON OR AFTER NORMAL
                 RETIREMENT DATE . . . . . . . . . . . . . . . . . . . . .  24
          6.3  SUSPENSION OF BENEFITS NOTICE PROCEDURES. . . . . . . . . .  24

ARTICLE VII.  DEATH BENEFITS . . . . . . . . . . . . . . . . . . . . . . .  25

          7.1  PRERETIREMENT DEATH BENEFITS FOR MARRIED MEMBERS. . . . . .  25
          7.2  NO REDUCTION TO OTHER BENEFITS. . . . . . . . . . . . . . .  25
          7.3  ADDITIONAL DEATH BENEFITS . . . . . . . . . . . . . . . . .  25

ARTICLE VIII. FINANCING. . . . . . . . . . . . . . . . . . . . . . . . . .  26

          8.1  FINANCING . . . . . . . . . . . . . . . . . . . . . . . . .  26
          8.2  CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . .  26
          8.3  NONREVERSION. . . . . . . . . . . . . . . . . . . . . . . .  27


ARTICLE IX. ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . .  27

          9.1  COMMITTEE AND FIDUCIARY . . . . . . . . . . . . . . . . . .  27
          9.2  COMPENSATION AND EXPENSES . . . . . . . . . . . . . . . . .  28
          9.3  MANNER OF ACTION. . . . . . . . . . . . . . . . . . . . . .  28
          9.4  CHAIRMAN, SECRETARY, AND SPECIALISTS. . . . . . . . . . . .  28
          9.5  RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . .  28
          9.6  ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . .  28
          9.7  APPEALS FROM DENIAL OF CLAIMS . . . . . . . . . . . . . . .  29
          9.8  NOTICE OF ADDRESS AND MISSING PERSONS . . . . . . . . . . .  29
          9.9  DATA AND INFORMATION FOR BENEFITS . . . . . . . . . . . . .  30
          9.10 INDEMNITY FOR LIABILITY . . . . . . . . . . . . . . . . . .  30
          9.11 EFFECT OF A MISTAKE . . . . . . . . . . . . . . . . . . . .  30
          9.12 SELF INTEREST . . . . . . . . . . . . . . . . . . . . . . .  30


ARTICLE X. AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . . . . .  30

          10.1 AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . . .  30
          10.2 DISTRIBUTION ON TERMINATION . . . . . . . . . . . . . . . .  31
          10.3 MERGER, CONSOLIDATION, OR TRANSFER. . . . . . . . . . . . .  31


ARTICLE XI.  RESTRICTIONS ON BENEFITS. . . . . . . . . . . . . . . . . . .  31

          11.1 TEMPORARY RESTRICTIONS ON BENEFITS FOR
                 MEMBERS OF EACH EMPLOYER. . . . . . . . . . . . . . . . .  31

ARTICLE XII.  TOP-HEAVY PROVISIONS . . . . . . . . . . . . . . . . . . . .  32

          12.1 APPLICATION OF TOP-HEAVY PROVISIONS . . . . . . . . . . . .  32
          12.2 DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . .  33
          12.3 VESTING REQUIREMENTS. . . . . . . . . . . . . . . . . . . .  34
          12.4 MINIMUM BENEFIT . . . . . . . . . . . . . . . . . . . . . .  34
          12.5 LIMIT ON ANNUAL ADDITIONS:  COMBINED PLAN LIMIT . . . . . .  35
          12.6 COLLECTIVE BARGAINING AGREEMENTS. . . . . . . . . . . . . .  36

ARTICLE XIII.  PARTICIPATION IN AND WITHDRAWAL FROM THE PLAN BY AN
                 AFFILIATE . . . . . . . . . . . . . . . . . . . . . . . .  36

          13.1 PARTICIPATION IN THE PLAN . . . . . . . . . . . . . . . . .  36
          13.2 WITHDRAWAL FROM THE PLAN. . . . . . . . . . . . . . . . . .  36


ARTICLE XIV.  GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . .  37

          14.1 INCOMPETENCY. . . . . . . . . . . . . . . . . . . . . . . .  37
          14.2 NONALIENATION OF BENEFITS . . . . . . . . . . . . . . . . .  37
          14.3 NO GUARANTEE OF EMPLOYMENT. . . . . . . . . . . . . . . . .  37
          14.4 APPLICABLE LAW. . . . . . . . . . . . . . . . . . . . . . .  37
          14.5 SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . .  38


APPENDIX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

                          THE NEW COLEMAN COMPANY, INC.
                         PENSION PLAN FOR WEEKLY SALARIED
                            AND HOURLY PAID EMPLOYEES
                           (Amended and Restated as of
                                 January 1, 1996)


                               ARTICLE I.  THE PLAN


     1.1 ESTABLISHMENT AND AMENDMENT OF THE PLAN. The Coleman Company, Inc. previously established a defined benefit pension plan for certain eligible employees of the Company and any Affiliates that had adopted the plan. This plan was known as The Coleman Company, Inc. Pension Plan for Weekly Salaried and Hourly Paid Employees ("Prior Plan"). The Prior Plan was initially effective on May 9, 1955 and was terminated on June 30, 1989.

     New Coleman Holdings, Inc. (the "Company") established a replacement defined benefit plan for the employees who previously participated in the Prior Plan. This replacement plan, known as The New Coleman Company, Inc. Pension Plan for Weekly Salaried and Hourly Paid Employees (the "Plan") was initially effective as of July 1, 1989. This Plan is hereby amended and restated as of January 1, 1996.

     1.2 APPLICABILITY OF THE PLAN. The provisions of this Plan are generally applicable only to Employees who are employed by an Employer on or after July 1, 1989. Any person who was covered by the Prior Plan as in effect before July 1, 1989, and who had a Termination of Service before July 1, 1989, shall continue to be entitled to the retirement benefits (if any) provided under the Prior Plan.


                             ARTICLE II.  DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized. The definition of any term in the singular shall also include the plural and any masculine terminology shall be deemed to refer to either a male or a female.

     2.1 "ACTUARIAL EQUIVALENT" means a benefit having the same value as the benefit it replaces, determined as follows:

     (a) GENERAL RULE. Except as otherwise provided in subsection (b), Actuarial Equivalence shall be based on:

          (1)  the 1971 male Group Annuity Table with a two-year setbacks; and

          (2)  6 percent interest, compounded annually.

     (b) For the purpose of determining the value of a single sum distribution under section 5.9, Actuarial Equivalence shall be determined under either subsection (a) or this subsection (b), whichever produces the greater benefit. Actuarial Equivalence under this subsection (b) shall be based on:

          (1)  the 1984 Unisex Pension Mortality Table; and

          (2) the immediate and deferred interest rates which would be used by the Pension Benefit Guaranty Corporation (as of the first day of the Plan Year of distribution) for the purpose of determining the present value of a single sum distribution upon the distress termination of a trusteed single-employer.

     2.2  "AFFILIATE" means:

     (a) any corporation while it is a member of the same "controlled group" of corporations (within the meaning of Code section 414(b)) as the Company;

     (b) any other trade or business (whether or not incorporated) while it is under "common control" (within the meaning of Code section 414(c)) with the Company;

     (c) any organization during any period in which it (along with the Company) is a member of an "affiliated service group" (within the meaning of Code section 414(m)); or

     (d) any other entity during any period in which it is required to be aggregated with the Company under Code section 414(o).

     2.3  "ANNUITY STARTING DATE" mean the following:

     (a) BENEFITS PAYABLE IN THE FORM OF AN ANNUITY. In the case of benefits payable in the form of an annuity, Annuity Starting Date means the first day of the first period for which an amount is payable under the Plan.

     (b) BENEFITS PAYABLE IN THE FORM OF A SINGLE SUM PAYMENT. In the case of a benefit payable in the form of as single sum payment, Annuity Starting Date means the date on which all events have occurred that entitle the Member to the benefit.

     (c) BENEFITS FOR DISABLED MEMBERS. In the case of a Member who is receiving a disability benefit under section 5.3(a), Annuity Starting Date means the first day of the month coinciding with or next following the Member's attainment of Normal Retirement Age.


     2.4 "BASE HOURLY WAGE" for a Plan Year means a Participant's base rate of pay from an Employer determined for each Plan Year on the date of the Participant's Termination of Service occurring within that Plan Year, or if no Termination of Service occurred, on December 31 of the Plan Year. In determining the Base Hourly Wage for Plan Years beginning after December 31, 1988, the Compensation of each Participant taken into account under the Plan for each Plan Year shall not exceed the Compensation Limitation prescribed by Code Section 401(a)(17). The Compensation Limitation is $200,000 for the 1989 Plan Year, a higher indexed amount for the 1990 through 1993 Plan Years, and $150,000 for the 1994 Plan Year. For Plan Years beginning after December 31, 1994, the Compensation Limitation is the adjusted dollar amount determined in accordance with Code Section

401(a)(17). Prior to January 1, 1997, in determining the Compensation of a Participant for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply, except in applying such rules, the term family shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of the family aggregation rules, the Compensation of a Participant is limited, then the limitation shall be prorated among the individuals affected in proportion to each such individual's Compensation as determined under this Section prior to the application of the limitation.

     2.5 "BENEFICIARY" means the person designated by the Participant to receive a survivor benefit under Section 5.7 or 7.3. For distributions under
Section 5.7, the Beneficiary of a married Member shall be his or her spouse unless the spouse has consented to the designation of a different Beneficiary under Section 5.6(b). Subject to the consent requirements contained in
Section 5.6(b), a Member may change his or her Beneficiary at any time by filing written notice with the Committee at a time and manner determined by the Committee.

     If the Member's Beneficiary does not survive the Member or if the Member dies without designating a beneficiary, any benefits payable on the Member's behalf after his or her death shall be paid to the Member's surviving spouse; or if there is no surviving spouse, to the Member's estate.

     2.6  "BOARD" means the Company's Board of Directors.

     2.7  "BREAK IN SERVICE" means an absence from employment as described in section 3.2.

     2.8 "CODE" means the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time. A reference to a particular section of the Code shall also be deemed to refer to the regulations under that Code section.

     2.9 "COMMITTEE" means the administrative committee appointed by the Board under Article IX.

     2.10 "COMPANY" means New Coleman Holdings, Inc., or any successor thereto which agrees to assume and continue the Plan. Whenever the Company under the terms of this Plan is permitted or required to do or perform any act or matter or thing, it shall be authorized by the Company's governing board or body or shall be performed by an officer or other delegate thereunto duly authorized by such governing board or body.

     2.11 "CREDITED SERVICE" means the period of employment described in section 3.5.

     2.12 "DISABILITY" means any physical or mental condition other than alcoholism or the current use of illegal drugs which, on the basis of medical evidence satisfactory to the Committee, renders the Member totally and permanently unable to engage in any employment for wage or profit. To constitute a Disability under the Plan, the physical or mental condition must not have resulted from the Member's participation in a felonious criminal act or an intentionally self-inflicted injury.

     2.13 "EARLIEST RETIREMENT AGE" means the earliest date on which, under the Plan, a Member could elect to receive a retirement benefit.

     2.14 "EARLY RETIREMENT AGE" means a Member's age prior to Normal Retirement Age, but after:

     (a)  attaining age 55 and completing one year of Credited Service; or

     (b)  completing 30 years of Vesting Service.

     2.15 "ELIGIBLE EMPLOYEE" means any Employee who is employed and compensated (by a payroll check issued directly from the Employer to the Employee or direct payroll deposit made to the Employee's account) by an Employer on an hourly or weekly salaried basis. An Employee shall not be an Eligible Employee if he is:

     (a) in a newly acquired group to which this Plan has not been extended under section 4.4; or

     (b) covered by a collective bargaining agreement between employee representatives and an Employer under which retirement benefits were the subject of good faith bargaining (unless the collective bargaining agreement provides for such Employee's participation in the Plan).

     2.16 "EMPLOYEE" means any person who is employed by the Company or an Affiliate.

     2.17 "EMPLOYER" means the Company and any Affiliate which elects to become an Employer by adopting the Plan for the benefit of its Employees in the manner described in Article XIII. Participating Employers (other than the Company) are listed in the Appendix.

     2.18 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or as it may be amended from time to time. A reference to a particular section of ERISA shall also be deemed to refer to the regulations under that section.

     2.19 "FINAL AVERAGE COMPENSATION" shall be determined as follows:

     (a) GENERAL RULE. For purposes of the formula in Section 5.1(b)(1), and the offset in Section 5.1(b)(2)(B), "Final Average Compensation" means the monthly average of a Participant's Compensation for the period of 60 consecutive months, selected from the Participant's last 120 months of participation, during which the Participant received the largest total Compensation. However, if the Participant has fewer than 60 months of Plan participation, his Final Average Compensation shall be determined over his longest period of uninterrupted participation in the Plan.

     (b)  EXCEPTION. For purposes of calculating the offset described in section 5.1(b)(2)(A), Three-Year Final Average Compensation means the monthly average of a Participant's Compensation for the 36-month period ending on the Participant's Termination of Service. However, if the Participant has fewer than 36 months of service, Three-Year Final Average Compensation under this subsection (b) will be based on the Participant's full period of Vesting Service.

     (c)  HOUR OF SERVICE means each hour described in section 3 1.

     2.20 "HIGHLY COMPENSATED EMPLOYEE" means prior to January 1, 1997, with respect to any Plan Year, any employee who at any time during the preceding year (or such other period as the Company may elect pursuant to Treasury Regulations):

     (a) received Compensation (as defined in Code Section 414(q)(7)) from the Employer and all affiliates in excess of $75,000;

     (b) received Compensation (as defined in Code Section 414(q)(7)) from the Employer and all affiliates in excess of $50,000 and was in the top-paid 20% of Employees;

     (c) was an officer and received Compensation (as defined in Code Section 414(q)(7)) from the Employer and all affiliates in excess of $45,000, or, if greater, one-half of the amount in effect under Code Section 415(b)(1)(A) for the preceding Plan Year; or

     (d)  was a 5% owner.

Unless the Company makes the election under Treasury Regulations, Highly Compensated Employee also means, with respect to any Plan Year, any Employee who, at any time during such Plan Year, met the descriptions contained in paragraphs (a), (b), or (c) and was among the top-paid 100 Employees or any Employee who was a 5% owner. A family member of a Highly Compensated Employee and a former employee shall be treated as a Highly Compensated Employee to the extent required by Code Section 414(q)(6) and (9) and the Regulations thereunder. The dollar limits described in paragraphs (a), (b), and (c) will be adjusted to reflect increases in the cost of living, in the manner and at the times prescribed by the Secretary of the Treasury.

In determining who is a Highly Compensated Employee, the following rules shall apply:

     (e) for purposes of determining the number of Employees in the top-paid 20%, the following Employees are excluded:

          1.   Employees who have not completed six months of Service;

          2.   Employees who normally work less than 17 1/2 hours per week;

          3. Employees who normally work during not more than six months during any Plan Year;

          4.   Employees who have not attained age 21; and

          5. to the extent allowable under Treasury Regulation 1.414(q)-1T, Employees covered by a collective bargaining agreement between Employee representatives and the Company or an affiliate.

     (f) The number of officers is limited to 50 (or, if lesser, the greater of 3 Employees or 10% of Employees), excluding those Employees described in (e)1, (e)2, (e)3, (e)4, or (e)5 above.

     (g) When no officer has Compensation in excess of the dollar limit described in C above (as adjusted for increases in the cost of living as prescribed by the Secretary of the Treasury), the highest paid officer is treated as Highly Compensated.

     (h) A Highly Compensated Former Employee shall mean a former Employee who separated from service prior to the Plan Year and who was an active Highly Compensated Employee for either (i) the year the Employee separated from service, or (ii) any Plan Year ending on or after the Employee's 55th birthday. If the Employee separated from service before January 1, 1987, such an Employee shall be included as a Highly Compensated Former Employee only if the Employee was a 5% owner or received Compensation in excess of $50,000 during
          (I) the Employee's year of separation or the year preceding such year, (II) any year ending on or after such Employee's 55th birthday, or (III) the last year ending on or after such Employee's 55th birthday.

As an alternative to the above method of identifying Highly Compensated Employees, the Plan Administrator may elect to use the simplified identification method of IRS Revenue Procedure 93-42, which is incorporated by reference herein, including the use of a snapshot day if applicable.

     Effective January 1, 1997, the term Highly Compensated Employee means any Employee who was a 5% owner at anytime during the current or preceding Plan Year or for the preceding Plan Year received compensation from the Employee in excess of $80,000 (as adjusted and defined in Section 414(q)) and, if the Employer so elects, was in the top-paid 20% of Employees. The provisions of subsection (e) above shall apply in determining who is a Highly Compensated Employee.

     2.21 "INACTIVE PARTICIPANT" means an Employee who was a Participant, but who is transferred to and is in a position of employment where he is no longer an Eligible Employee.

     2.22 "MEMBER" means a Participant, Inactive Participant, or former Employee receiving or entitled to receive benefits under the Plan.

     2.23 "NORMAL RETIREMENT AGE" means the Member's sixty-fifth birthday.

     2.24 "ONE-YEAR BREAK IN SERVICE" means a period of absence from employment as described in section 3.3.

     2.25 "PARTICIPANT" means an Eligible Employee who has met and continues to meet the eligibility requirements of Article IV.

     2.26 "PLAN" means The New Coleman Company, Ice. Pension Plan for Weekly Salaried and Hourly Paid Employees, as amended from time to time.

     2.27 "PLAN YEAR" means initially the six-month period beginning July 1, 1989 and ending December 31, 1989. Thereafter, the Plan Year shall mean the calendar year.

     2.28 "PRIOR PLAN" means The Coleman Company, Inc. Pension Plan for Weekly Salaried and Hourly Paid Employees which was terminated on June 30, 1989.

     2.29 "QUALIFIED JOINT AND SURVIVOR ANNUITY" means an annuity which provides reduced payments for the lifetime of the Members with a survivor annuity for the lifetime of the Member's spouse. This survivor annuity shall be 50 percent of the annuity which is payable during the joint lives of the Member and his spouse. The Qualified Joint and Survivor Annuity is the Actuarial Equivalent of the single life annuity determined under section 5.1, 5.2, 5.3, or 5.4, whichever is applicable.

     2.30 "RETIREMENT DATE" means the date as of which retirement benefit payments under the Plan begin. The Retirement Dates under the Plan shall be defined as follows:

     (a) "NORMAL RETIREMENT DATE" means the first day of the month coinciding with or next following the date on which the Member actually retires on or after his Normal Retirement Age.

     (b) "EARLY RETIREMENT DATE" means, for a Member who incurs a Termination of Service after attaining Early Retirement Age, but before attaining Normal Retirement Age, the first day of any month elected by the Member following such Termination of Service. However, a Member's Early Retirement Date may not be later than the first day of the month coinciding with or next following the Member's sixty-fifth birthday.

     (c) "DISABILITY RETIREMENT DATE" means, for a Member who is eligible for a disability benefit under section 5.3, the later of:

          (1) the first day of the sixth month coinciding with or next following the Member's Termination of Service on account of Disability;

          (2) the first day of the month coinciding with or next following the expiration of any temporary disability benefits payable under a sickness and accident plan sponsored by the Company or an Affiliate; or

          (3) the first day of the month coinciding with or next following the date on which an eligible Member makes application for a disability benefit under the Plan.

     (d) "VESTED RETIREMENT DATE" means, for a Member who has a Termination of Service before his Normal Retirement Date or Early Retirement Date, but after completing at least five years of Vesting Service, the first day of the month coinciding with or next following the date on which the Member attains age 65. However, a Member who has completed one year of Credited Service may elect as a Vested Retirement Date the first day of any month coinciding with or following the Member's fifty-fifth birthday, but no later than the first day of the month coinciding with or next following the Member's sixty-fifth birthday.

     2.31 "RETIREMENT FUND" means the Trust Fund or any insurance fund established and maintained under any Trust Agreement or any group annuity contract designated as a part of this Plan to finance the benefits under this Plan.

     2.32 "SOCIAL SECURITY RETIREMENT AGE" means:

     (a)  age 65 for a Member born before January 1, 1938;

     (b) age 66 for a Member born after December 31, 1937, but before January 1, 1955; and

     (c)  age 67 for a Member born after December 31, 1954.


     2.33 "TERMINATION OF SERVICE" means an Employee's death or resignation, discharge, or retirement from the Company and its Affiliates.

     2.34 "TRUST AGREEMENT" means any agreement in the nature of a trust established to form a part of this Plan to receive, hold, invest, and dispose of the Trust Fund.

     2.35 "TRUSTEE" means the corporation, individual, individuals, or combination thereof, acting as trustee under the Trust Agreement at any time of reference.

     2.36 "TRUST FUND" means the assets of every kind and description held under any Trust Agreement forming a part of this Plan.

     2.37 "VESTING SERVICE" means the period of employment described in section 3.4.

     2.38 "YEAR OF ELIGIBILITY SERVICE" means either:

     (a) the first anniversary of the date on which an Employee performs his first Hour of Service upon employment or reemployment, provided that the Employee is credited with at least 1,000 Hours of Service during such one-year period; or

     (b) any Plan Year (starting with the Plan Year in which the anniversary described in subsection (a) occurs) during which the Employee completes at least 1,000 Hours of Service.


                             ARTICLE III.  SERVICE

     3.1 HOUR OF SERVICE. "Hours of Service" are used to determine an Employee's Years of Eligibility Service, Vesting Service, and Credited Service. Hours of Service shall be determined as follows:

     (a) FOR THE PERFORMANCE OF DUTIES. An Employee shall receive an Hour of Service for each hour for which he is paid or entitled to payment by the Company or an Affiliate for the performance of duties. Hours of Service under this subsection shall be credited to the Employee in the calendar year in which the duties are performed.

     (b) PERIODS DURING WHICH NO DUTIES ARE PERFORMED. An Employee shall receive an Hour of Service for each hour for which he is directly or indirectly paid or entitled to payment by the Company or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holidays, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. Hours of Service under this subsection shall be credited to the Employee in the calendar year for which the Employee is paid or entitled to payment. Such hours shall be credited on the basis of the Employee's regular work schedule, or if the Employee has no regularly scheduled working hours, on the basis of eight hours per day or 40 hours per week.

     (c) BACK PAY. An Employee shall receive an Hour of Service for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliate. Hours of Service under this subsection shall be credited to the Employee in the calendar year to which the award or agreement relates. Such hours shall be credited on the basis of the Employee's regular work schedule, or if the Employee has no regularly scheduled working hours, on the basis of eight hours per day or 40 hours per week.

     (d) HOURS NOT COUNTED. This subsection limits the Hours of Service credited for periods during which no duties are performed. This subsection applies whether or not Hours of Service otherwise would have been counted for such periods under subsection (b) or (c).

          (1) NONDUPLICATION. No hour shall be credited as an Hour of Service more than once under this section 3.1.

          (2) UNPAID TIME. An hour for which an Employee is not paid, either directly or indirectly, shall not be credited, except as provided in subsection (e) (regarding maternity and paternity leaves), subsection (f) (regarding other unpaid leaves), and subsection (g) (regarding military leaves).

          (3) WORKERS' COMPENSATION, DISABILITY INSURANCE, OR UNEMPLOYMENT COMPENSATION. Except as otherwise provided in subsection (f), an hour for which an Employee is directly or indirectly paid or entitled to payment on account of a period during which he performs no duties shall not be credited as an Hour of Service if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, disability insurance, or unemployment compensation laws.

          (4) MEDICAL REIMBURSEMENT. Hours of Service shall not be credited for a payment which solely reimburses the Employee for medical or medically-related expenses.

          (5) 501 HOUR LIMITATION. Except as otherwise provided in subsections (f) and (g), no more than 501 Hours of Service shall be credited on account of any single continuous period during which no duties are performed.

     (e) MATERNITY/PATERNITY LEAVE. Solely for the purpose of determining whether a One-Year Break in Service has occurred, an Employee shall receive Hours of Service for each day of an Employee's absence from employment for maternity or paternity reasons. An absence for maternity or paternity reasons shall mean an absence by reason of:

            (1)     the Employee's pregnancy;

            (2)     the birth of the Employee's child;

            (3) the placement of a child with the Employee in connection with the adoption of the child; or

            (4) the caring for a child for a period immediately following such birth or placement.

          If the number of hours that would have been credited to the Employee cannot be determined, 8 Hours of Service shall be credited per day of such absence. No more than 501 Hours of Service shall be credited under this subsection for any such absence. Hours of Service under this subsection shall be credited in the Plan Year in which the absence from employment commences if necessary to prevent a One-Year Break in Service; in all other cases, these Hours of Service shall be credited in the following Plan Year.

          Effective as of August 5, 1993, the foregoing definition shall also apply to an absence from employment, not to exceed 12 weeks, for which an Employee is entitled to leave under Section 102(a) of the Family and Medical Leave Act of 1993 for maternity or paternity reasons stated above or (i) for purposes of caring for a spouse, child, or parent (but not parent-in-law) who has a serious health condition; or (ii) because of the Employee's own serious health condition.

     (f) UNPAID LEAVE. An Employee shall receive Hours of Service for the following periods of unpaid absence:

          (1) ABSENCE ON ACCOUNT OF DISABILITY; leave of absence authorized by an Employer; or

          (2) ABSENCE ON ACCOUNT OF LAYOFF; hours under this subsection (f) shall be credited at the rate of eight hours per day or 40 hours per week. However, an Employee shall not earn more than two years of Vesting Service for Hours of Service that are credited under paragraphs (2) and (3)

     (g) MILITARY LEAVE. An Employee shall receive an Hour of Service for each hour of the normally scheduled work week for each week during any period he is absent from work with the Company or an Affiliate for voluntary or involuntary military service with the armed forces of the United States, but not to exceed the period required under the law pertaining to veterans' reemployment rights. However, if the Employee fails to report for work at the end of this absence before his reemployment rights expire, he shall not receive credit for hours during the leave.

     (h) CONSTRUCTION. For purposes of crediting Hours of Service, the Committee shall follow Department of Labor Regulation Sections 2530 200b-2(b) and (c).

     3.2 BREAK IN SERVICE means the cessation of crediting Hours of Service when the Employee:

     (a)  resigns;

     (b)  is discharged;

     (c) fails to report for work within the period required under the law pertaining to veterans' reemployment rights after release from military duty with the armed forces of the United States, in which case his Break in Service shall be deemed to have occurred on the first day of his leave for duty;

     (d)  fails to return to employment after an authorized leave of absence; or

     (e)  retires or dies.

     3.3 ONE-YEAR BREAK IN SERVICE means a Plan Year in which an Employee who has had a Break in Service has fewer than 425 Hours of Service.

     3.4 VESTING SERVICE is used to determine a Member's eligibility to receive benefits. Vesting Service is also used to determine if a former Employee's Vesting Service and Credited, Service prior to a Break in Service shall be reinstated if he is reemployed. An Employee shall receive credit for Vesting Service for his period of employment with the Company and its Affiliates as follows:

     (a) Except as otherwise provided in subsection (c), Vesting Service shall be determined in completed full years of service as calculated under subsection (c).

     (b) For employment before July 1, 1989, an Employee shall be credited with Vesting Service equal to the "Vested Service" he had under the terms of the Prior Plan as of June 30, 1989. (See the Appendix for service dates for participating Employers.)

     (c) For employment on and after July 1, 1989, an Employee shall receive credit for one full year of Vesting Service for each Plan Year in which he completes at least 425 Hours of Service. (No Employee may accrue more than one year of Vesting Service during the 12-month period which begins on January 1, 1989 and ends on December 31, 1989.)

          If an Employee has less than 425 Hours of Service in the Plan Year in which he was hired (or rehired following a break in service), or the Plan Year in which he incurred a Termination of Service, he shall receive credit for one month of Vesting Service for each completed month of employment during such Plan Year.

     (d) If an Employee who has had a Break in Service is subsequently reemployed as an Employee, he shall be considered a new Employee for purposes of the Plan, except:

          (1) if at such Break in Service he became eligible for a benefit under Article V, the Vesting Service he had at such Break in Service shall be reinstated upon the completion of one year of Vesting Service following his reemployment;

          (2) if he is reemployed before he has incurred a One-Year Break in Service, his prior Vesting Service shall be reinstated upon his reemployment; or

          (3) if neither paragraph (1) nor (2) above is applicable and if the number of consecutive One-Year Breaks in Service ending after a Break in Service does not equal or exceed the greater of (A) five or (B) the number of years of Vesting Service he had prior to such Break in Service, his prior Vesting Service shall be reinstated upon the completion of one year of Vesting Service following his reemployment.

          Notwithstanding the above, any service before January 1, 1985 that was properly disregarded on account of an earlier absence under the Prior Plan shall not be reinstated under this Plan.


     3.5 CREDITED SERVICE is used to determine the amount of a Member's benefit under section 5.1(b) and a Member's eligibility to begin receiving early retirement benefits under sections 2.14 and 2.29(b). Credited Service shall be determined as follows:

     (a) SERVICE BEFORE JULY 1, 1989. For employment before July 1, 1989, an Employee shall be credited with Credited Service equal to the "Credited Service" he had under the terms of the Prior Plan as of June 30, 1989. (See the Appendix for service dates for participating Employers.)

     (b) SERVICE AFTER JUNE 30, 1989. For employment after June 30, 1989, a Member shall receive credit for Credited Service for each Plan Year under the following table:

                    HOURS OF SERVICE         CREDITED SERVICE
                    ----------------         ----------------

                                    -11-

                    1,700 or more       1 year
                    1,275 - 1,699       3/4 year
                    850 - 1,274         1/2 year
                    425 - 849           1/4 year
                    Less than 425       none


     For purposes of this subsection (b), a Member's Hours of Service shall not include hours attributable to:

          (1)  employment as an Inactive Participant; and

          (2) employment in a position where he is not an Eligible Employee. (In no event shall a Member receive credit for more than one year of Credited Service for the 12-month period which begins on January 1, 1989 and ends on December 31, 1989.)

     (c) REINSTATEMENT OF CREDITED SERVICE. If a Member incurs a Break in Service and is then reemployed as an Eligible Employee, his prior Credited Service shall be reinstated only to the extent that his Vesting Service is reinstated under section 3.4(d).


     3.6 LEASED EMPLOYEES. A person who is a "leased employee" (as defined in Code section 414(n)) of the Company or an Affiliate shall not be considered an Employee for purposes of the Plan. However, if such a person participates in the Plan as a result of subsequent employment with the Company or an Affiliate, he shall receive Vesting Service and Years of Eligibility Service, but not Credited Service, for his employment as a leased employee.

     Notwithstanding the preceding provisions of this section, a leased employee shall be included as an Employee for purposes of applying the requirements described in Code section 414(n)(3).

                              ARTICLE IV. PARTICIPATION


     4.1 DATE OF PARTICIPATION. Each Employee who was a participant in the Prior Plan on June 30, 1989 shall automatically become a Participant in this Plan on July 1, 1989, if he is still an Eligible Employee. Each other Employee shall become a Participant in this Plan on the first working day of the month coinciding with or next following the latest of the date on which the Employee:

     (a)  completes one Year of Eligibility Service;

     (b)  attains age 21: or

     (c)  becomes an Eligible Employee.


     4.2 REENTRY INTO THE PLAN FOLLOWING A BREAK IN SERVICE. A rehired Employee who was previously a Participant shall again become a Participant upon completing his first Hour of Service following his reemployment as an Eligible Employee. If the rehired Employee was not previously a Participant, he shall become a Participant on the date described in section 4.1

     4.3 DURATION. An Eligible Employee who becomes a Participant shall continue to be a Participant or Inactive Participant until he has a Break in Service. Such an individual shall continue to be a Member thereafter for as long as he is entitled to receive any benefits under the Plan.

     4.4 EMPLOYEES OF NEWLY ACQUIRED BUSINESSES. Notwithstanding any provision of this Plan to the contrary, a person employed by another company, corporation, or business enterprise which was acquired, purchased, or operated by, or merged with or consolidated into the Company or any other Employer after July 1, 1989, shall not be eligible to become a Participant in this Plan unless this Plan is extended to such person or class of persons by instrument in writing duly adopted and executed by the Committee acting on behalf of the Company (or any other Employer).

     Until and unless provided in that writing, participation shall be denied for the period of time such person is employed in relation to such business operation. The Committee shall make such rules, regulations, and other determinations as shall be necessary to determine what constitutes employment in relation to that business operation. Unless otherwise provided in the instrument extending participation under this section 4.4, no service shall be counted under this Plan for any period prior to the date of such acquisition, purchase or operation by or merger with or consolidation into the Company or any other Employer. Additionally, no Credited Service shall be granted prior to the date the Plan is extended to such person or class of persons unless specifically provided to the contrary in the writing extending the Plan.

                                 ARTICLE V.  BENEFITS


     5.1  NORMAL RETIREMENT BENEFITS.

     (a) ELIGIBILITY. A Member who attains Normal Retirement Age while employed by the Company or an Affiliate shall be eligible for a normal retirement benefit under this Plan. Except as otherwise provided in sections 5.6 and 5.7, this normal retirement benefit shall be calculated and paid as a single life annuity commencing on the Member's Normal Retirement Date. If a Member remains employed or is reemployed after his Normal Retirement Date, his benefit payments under this section may be suspended under Article VI. At Normal Retirement Age, a Member's right to his normal retirement benefit shall be 100 percent vested and nonforfeitable except upon death or reemployment.

     (b) AMOUNT. Subject to section 5.5, a Member who is eligible for a normal retirement benefit under subsection (a) shall be entitled to a monthly benefit equal to (1), reduced by (2) where:

          (1) is the sum of the monthly benefit determined from the following table for each year of Credited Service:

               MEMBER'S BASE HOURLY     MONTHLY ACCRUAL FOR FULL
               WAGE FOR THE PLAN YEAR   YEAR OF CREDITED SERVICE
               ----------------------   ------------------------
                  $5.00 or less                            $10.00
                  $5.01 - $5.50                            $11.00
                  $5.51 - $6.00                            $12.00
                  $6.01 - $6.50                            $13.00
                  $6.51 - $7.00                            $14.00
                  $7.01 - $7.50                            $15.00
                  $7.51 - $8.00                            $16.00
                  etc. by $.50 increments    etc. by $1.00 increments

     (The accrual under this subsection (b) shall be reduced proportionately for each Plan Year in which the Member is credited with less than a full year of Credited Service); and

          (2) is the retirement benefit (or the Actuarial Equivalent thereof) previously paid or payable to the Member under the Prior Plan as of his Normal Retirement Date.

     (c) MINIMUM BENEFIT. Notwithstanding any provision to the contrary, in no event shall a monthly normal retirement benefit determined under this section 5.1 be less than the largest early retirement benefit the Member would have been entitled to receive under section 5.2 by retiring at any time after his Early Retirement Age, but before Normal Retirement Age.

     (d)  AGE 70-1/2 COMMENCEMENT.  Notwithstanding any provision in this section 5.1 to the contrary, monthly normal retirement benefits must commence no later than April 1 of the year following the year in which the Member attains age 70-1/2. However, a Member who is employed and who has attained age 70-1/2 as of January 1, 1988 (and who was not a 5 percent owner (as defined in Code section 416(i)) at any time during the Plan Year in which he attained age 66-1/2, or during any subsequent Plan Year) may defer commencement of his distribution to April 1 of the year following the year in which he retires.

          The date described above shall be referred to as the Member's "required beginning date."

          In the event that the Member continues his employment beyond his required beginning date, the required beginning date shall be his Annuity Starting Date for purposes of waiving the Qualified Joint and Survivor Annuity and electing an optional form of payment under sections 5.6 and 5.7. If a Member remains in employment after his required beginning date, his monthly retirement benefit shall be recalculated and adjusted as of the end of each Plan Year to reflect the additional accrual for such Plan Year. These additional accruals shall be offset (but not below zero) by the Actuarial Equivalent of any benefits distributed to the Member after his required beginning date.

          Effective January 1, 1997, the term "required beginning date" means the later of (i) the calendar year in which the Employee attains age 70-1/2 or (ii) the calendar year in which the Employee retires, PROVIDED that this clause (ii) shall not apply to any Employee who is a 5% owner in the Plan Year in which the Employee attains age 70-1/2.

     5.2  EARLY RETIREMENT BENEFITS.

     (a) ELIGIBILITY. A Member who attains his Early Retirement Age while employed by an Employer or an Affiliate, but who has not yet reached Normal Retirement Age, shall be eligible for an early retirement benefit under the Plan. Except as otherwise provided in sections 5.6 and 5.7, this early retirement benefit shall be calculated and paid as a single life annuity commencing on the Member's Early Retirement Date. If a Member is reemployed after his Early Retirement Date, his benefit payments under this section may be suspended under Article VI.

     (b) AMOUNT. If the Member's Early Retirement Date is on or after the Member's sixty-second birthday, the monthly benefit payable under subsection (a) shall equal the benefit calculated under section 5.1(b) as of the Member's Termination of Service. If the Member's Early Retirement Date is before his sixty-second birthday, the monthly benefit payable under subsection (a) shall be reduced by six-tenths of 1 percent for each month by which the Member's Early Retirement Date precedes the first day of the month coinciding with or next following his sixty-second birthday.

          The early retirement benefit under this subsection (b) will in no event be less than the largest early retirement benefit which the Member would have been entitled to receive under this section by retiring at any time after reaching his Early Retirement Age.

     5.3  DISABILITY RETIREMENT BENEFITS.

     (a) ELIGIBILITY. A Member who has completed at least 15 years of Vesting Service, and who incurs a Termination of Service before reaching Normal Retirement Age on account of Disability, shall be eligible for a disability benefit under the Plan.

          Prior to the Member's Annuity Starting Date (as defined in section 2.3(c)), this disability benefit shall be calculated and paid as a single life annuity commencing on the Member's Disability Retirement Date. If a Member remains disabled until the first day of the month coinciding with or next following his attainment of Normal Retirement Age, the disability benefit shall be converted into a normal retirement benefit which shall be calculated and paid as a single life annuity (except as otherwise provided in section 5.6). If a Member is reemployed after benefits begin under this section 5.3, these payments may be suspended under Article VI.

     (b)  AMOUNT.

          (1) AT DISABILITY RETIREMENT DATE. The monthly benefit payable to a Member on his Disability Retirement Date shall be the amount determined under section 5.1(b) based on Credited Service determined as of the Member's Disability Retirement Date. Except as otherwise provided in subsection (c), this amount shall continue to be paid to the disabled Member through the month which immediately precedes the month in which the Member attains Normal Retirement Age.

          (2) UPON NORMAL RETIREMENT AGE. If the Member remains disabled through the first day of the month coinciding with or next following his attainment of Normal Retirement Age, the benefit determined under paragraph (1) shall be recalculated using the benefit formula in effect when the Member incurred a Termination of Service on account of Disability, assuming

               (A) the Member continued to earn Credited Service through the date on which he attained Normal Retirement Age; and

               (B) the Member's Base Hourly Wage for each Plan Year following his Termination of Service on account of Disability is the same as his Base Hourly Wage at the time he became disabled.

          (3) MINIMUM DISABILITY BENEFIT FOR CERTAIN MEMBERS. Notwithstanding the provisions of Sections 5.3(b)(1) or 5.3(b)(2), the monthly Disability Retirement Benefit payable under either Section 5.3(b)(1) or 5.3(b)(2) to a Member who incurs a Termination of Service due to Disability within the 5-year period prior to Normal Retirement Age shall not be less than the monthly Disability Retirement Benefit calculated under this Section 5.3(b)(3).

               The minimum monthly Disability Retirement Benefit under this
               Section 5.3(b)(3) shall be determined in the same manner as the amount of the monthly Disability Retirement Benefit is determined under Section 5.3(b)(1). However, if a Member remains disabled after attaining Normal Retirement Age, one Year of Credited Service shall be added for each Plan Year after Normal Retirement Age during which the Member remains disabled but in no event shall the total Years of Credited Service for purposes of computing the minimum monthly Disability Retirement under this
               Section 5.3(b)(3) exceed 5.

               Any increase in a member's monthly Disability Retirement Benefit as a result of the application of this Section 5.3(b)(3) shall commence as of the first day of the Plan Year following the plan Year in which the additional Year of Credited Service due to remaining disabled after Normal Retirement Age is recognized.

     (c) RECOVERY FROM DISABILITY. If a Member recovers from his Disability before reaching Normal Retirement Age, any benefit being paid under this section 5.3 shall be terminated. The Member shall then be entitled to a benefit under section 5.1, 5.2, or 5.4, whichever is applicable. This subsequent benefit shall be based on Credited Service up to the date on which the Disability was incurred, plus Credited Service for the period of Disability.

          A Member shall be treated as having recovered from Disability if:

          (1) the Member engages in any employment for remuneration or profit (except employment which has been approved by the Committee for purposes of rehabilitation);

          (2) on the basis of medical evidence satisfactory to the Committee, the Member has sufficiently recovered to resume active employment, and declines an offer of employment by an Employer; or

          (3) the Member refuses to submit to a medical examination requested by the Committee, provided that the Committee may not request the Member to undergo a medical examination more than once every six months.

     5.4  VESTED RETIREMENT BENEFITS.

     (a) ELIGIBILITY. A Member who has completed at least five years of Vesting Service prior to his Termination of Service, but who is not yet eligible for a normal or early retirement benefit, shall be eligible for a vested retirement benefit under the Plan. Except as otherwise provided in section 5.6, this vested retirement benefit shall be calculated and paid as a single life annuity commencing on the Member's Vested Retirement Date. If a Member is reemployed after his Vested Retirement Date, his benefit payments under this section may be suspended under Article VI.

     (b) AMOUNT. A terminated Member who is eligible for a vested retirement benefit under subsection (a) shall be entitled to a monthly benefit equal to the benefit calculated under section 5.1(b) as of the Member's Termination of Service. However, if the Member's Vested Retirement Date precedes the first day of the month coinciding with or next following the Member's sixty-fifth birthday, the benefit payable to the Member shall be reduced by six-tenths of 1 percent for each month that the Member's Vested Retirement Date precedes the first day of the month coinciding with or next following his sixty-fifth birthday.

     5.5  ADJUSTMENT TO BENEFITS.

     (a) NONDUPLICATION. Except as otherwise provided with respect to benefits under the Prior Plan, a Member shall not be entitled to any benefits under this Article V with respect to any period of service with the Company or an Affiliate during which the Member is accruing benefits under any other qualified defined benefit plan contributed to by the Company or an Affiliate.

     (b) COORDINATION OF BENEFITS. The maximum combined benefit paid from this Plan and The New Coleman Company, Inc. Retirement Plan for Salaried Employees (and their respective "Prior Plans") to any Member who retires under this Plan, and has 35 or more total years of Credited Service under both plans, shall be a benefit equal to what the Member would have received under The New Coleman Company, Inc. Retirement Plan for Salaried Employees had the Member retired with 35 years of Credited Service under such plan.

     5.6  NORMAL FORM OF PENSION FOR MARRIED MEMBERS.

     (a) NORMAL FORM. Subject to sections 5.3(a) and 5.7 through 5.9, the form of pension payable to a Member who is entitled to a benefit under section 5.1, 5.2, 5.3, or 5.4, and who is married on his Annuity Starting Date, shall be a Qualified Joint and Survivor Annuity.

     (b)  WAIVER PROCEDURES.

          (1) GENERAL RULE. A married Member who is entitled to a normal or early retirement benefit under section 5.1 or 5.2, may elect in writing, on a form supplied by the Committee, to waive the Qualified Joint and Survivor Annuity, and to receive benefits in accordance with an optional form of payment under section 5.7. Any election by a Member pursuant to this paragraph (1) must be filed with the Committee within the 90-day period ending on the Member's Annuity Starting Date. For such an election to be effective:

               (A) the Member's spouse must consent in writing to such election;

               (B)  such election must designate a Beneficiary (if applicable);

               (C) the Member's spouse must acknowledge the financial consequences of such consent; and

               (D) such spouse's consent must be witnessed by a Plan representative or notary public.

          (2) EXCEPTION TO CONSENT REQUIREMENT. The consent of a Member's spouse shall not be required where:

               (A)  the Member elects a joint and survivor annuity option under section 5.7(a) with his spouse as Beneficiary;

               (B) the Committee determines that the required consent cannot be obtained because there is no spouse or the Member's spouse cannot be located;

               (C) the Committee determines that the Member is legally separated;

               (D) the Committee determines that the Member has been abandoned within the meaning of local law and there is a court order to that effect; or

               (E) there exists any other circumstance (as determined by the Committee) prescribed by law as an exception to the consent requirement.

          (3) REVOCATION AND MODIFICATION. An election by a Member under paragraph (1) to waive the Qualified Joint and Survivor Annuity may be revoked by the Member in writing without the consent of his spouse at any time during the election period. Any subsequent election by a Member to waive the Qualified Joint and Survivor Annuity, or any subsequent modification of a prior election (other than a revocation of a waiver of the Qualified Joint and Survivor Annuity or a change in the form of payment or designation of Beneficiary where there is in effect a valid "general consent"), must comply with the requirements in paragraph (1) above. A spouse's consent shall be considered a "general consent" if the following requirements are satisfied:

               (A) the consent permits the Member to waive the Qualified Joint and Survivor Annuity;

               (B) the consent permits the Member to change the optional form of benefit payment and/or the Beneficiary without any requirement of further consent by the spouse; and

               (C)  the spouse acknowledges in the consent that:

                    (i) he has the right to limit consent to a specific optional form of benefit and/or Beneficiary (as applicable), and

                    (ii) he voluntarily relinquishes either or both of such
                         rights (as applicable).

     (c) NOTICE AND EXPLANATION TO MEMBERS. The Committee shall provide to each Member (by mail or personal delivery), between 30 and 90 days before the Member's Annuity Starting Date, a written explanation of the Qualified Joint and Survivor Annuity. This explanation shall describe the terms and conditions of the benefit, the material features and relative values of other optional forms of benefit available under the Plan, the Member's right to make (and the effect of) an election to waive the benefit, the right of the Member's spouse to consent in writing to the waiver, and the right to make (and the effect of) a revocation of an election to waive the benefit.

     5.7 OPTIONAL METHODS OF PAYMENT. In lieu of the normal form of benefit otherwise payable under section 5.1, 5.2, or 5.6, a Member who is entitled to a normal or early retirement benefit may elect to receive his benefit under an optional method of payment. Any such election made by a married Member must comply with the requirements of section 5.6(b). Any such election by an unmarried Member shall be valid only if the Member is furnished with an explanation of the material features of the optional forms of payment within the notice period described in section 5.6(e). Instead of a Qualified Joint and Survivor Annuity, a Member who is married on his Annuity Starting Date may elect a single life annuity or one of the optional payment forms described in this section 5.7. Instead of a single life annuity, a Member who is not married on his Annuity Starting Date may elect one of the optional payment forms described in this section 5.7. Each optional payment form described below shall be the Actuarial Equivalent of a single life annuity payable for the lifetime of the Member.

     (a) JOINT AND SURVIVOR ANNUITY OPTION. A joint and survivor annuity option is a reduced monthly retirement benefit payable to the Member for life and to the Member's surviving Beneficiary for the lifetime of such Beneficiary in an amount equal to either 50 percent or 100 percent (as elected by the Member) of the amount payable during the Member's lifetime. (Any election under this subsection
          (a) shall be null and void if the Beneficiary designated by the Member dies before the Member's Annuity Starting Date.)

     (b) CERTAIN AND LIFE ANNUITY OPTION. A certain and life annuity option is a reduced monthly retirement benefit payable to the Member for life, and if he dies before receiving 60 or 120 monthly payments (as elected by the Member), such payments shall continue to the Member's Beneficiary until a total of 60 or 120 monthly payments have been made.

     If a Member elects an optional form of payment under this section 5.7 and dies before his Annuity Starting Date, his election shall be null and void, and any benefits with respect to the Member shall be payable in accordance with Article VII (regarding preretirement death benefits).

     5.8 INCIDENTAL DEATH BENEFITS. No optional forms of retirement benefits shall be granted under section 5.7 above that would extend the payment period longer than (i) the lifetime of the Member or the joint lives of the Member and his Beneficiary or (ii) the Member's life expectancy or the joint life expectancies of the Member and his Beneficiary. In addition, no optional method of payment in the form of an annuity shall be permitted unless the minimum distribution incidental benefit rule is satisfied. This rule will automatically be satisfied if distribution is in the form of a Qualified Joint and Survivor Annuity or if the Member's spouse is his designated Beneficiary. Otherwise, this rule is satisfied if the distribution satisfies subsection (a) or (b) below.

     (a) ANNUITY OPTION. If distribution is made in the form of a nonspouse annuity, the periodic annuity payments payable to the Beneficiary may not exceed the "applicable percentage" of the annuity payments payable to the Member. The "applicable percentage" shall be determined under regulations under Code section 401(a)(9), and in particular pursuant to the appropriate table in section 1.401(a)(9)-2 of these regulations.

     (b) PERIOD CERTAIN AND LIFE ANNUITY. If distribution is made in the form of a nonspouse period certain and life annuity, the "period certain" may not exceed the "applicable period" determined under regulations under Code section 401(a)(9), and in particular pursuant to the appropriate table in section 1.401(a)(9)-2 of these regulations.

     5.9  PAYMENT OF SMALL AMOUNTS.

     (a) GENERAL RULE. If the single sum value of the benefit payable to a Member under this Article V (or the benefit payable to a surviving spouse under section 7.1) does not exceed $3,500, the benefit shall be paid in a single sum as soon as practicable following the Member's Retirement Date, Termination of Service, or death (whichever is applicable).

          A Member who has a Termination of Service and whose vested benefit is zero shall be deemed to have received an immediate single sum payment of his benefit and shall thereupon cease to be a Member.

     (b) DIRECT ROLLOVERS. In the event a single sum distribution shall become available to a Member (or a Member's surviving spouse) after December 31, 1992, the Distributee may elect, subject to the provisions of this subsection 5.9(b), at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

               (1)  DEFINITIONS.

               (A) ELIGIBLE ROLLOVER DISTRIBUTION. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                    The Committee will not permit a Distributee to elect a Direct Rollover of his or her distributions during a Plan Year if such distributions are reasonably expected to total less than $200 (regardless of whether such distributions might qualify as Eligible Rollover Distributions).

               (B) ELIGIBLE RETIREMENT PLAN. An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
                    Section 408(b) of the Code, an annuity plan described in
                    Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

               (C) DISTRIBUTEE. A Distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

               (D) DIRECT ROLLOVER. A Direct Rollover is a payment by the plan to the Eligible Retirement Plan specified by the Distributee.

               (E) DIVIDED DISTRIBUTIONS. The Committee shall permit a Distributee to elect to have a portion of his or her eligible Rollover Distribution paid to an Eligible Retirement Plan in a Direct Rollover and to have the remainder of that distribution paid to the Distributee, PROVIDED, HOWEVER, if the Distributee elects to have only a portion of an Eligible Rollover paid to an Eligible Retirement Plan in a Direct Rollover, that portion must equal at least $500. If the entire amount of the Eligible Rollover Distribution is $500 or less, the distributee is not permitted to divide the distribution.

               A Member who has a Termination of Service and whose vested benefit is zero shall be deemed to have received an immediate single sum payment of his benefit and shall thereupon cease to be a Member.

     5.10 MAXIMUM ANNUAL BENEFITS.

     (a) Notwithstanding any other provision of this Plan to the contrary, in no event may the annual benefit provided under this Plan (together with that provided by all other defined benefit plans of the Company and all Affiliates) for any Member for a limitation year exceed the lesser of:

          (1)  $90,000, or

          (2) 100 percent of the Member's average annual compensation (as defined in Treasury regulation section 1.415-2(d)) over the three consecutive years during which he had the greatest aggregate compensation from the Company and all Affiliates.

          For purposes of the Plan, the limitation year shall be the Plan Year.

          If a Member has fewer than ten years of participation in the Plan, the dollar limit described in paragraph (1) shall be multiplied by a fraction (not to be less than 1/10 or greater than one), the numerator of which is the Member's years of participation in the Plan and the denominator of which is ten.

          If a Member has fewer than ten years of Vesting Service, the compensation limit described in paragraph (2) shall be multiplied by a fraction (not to be less than 1/10 or greater than one), the numerator of which is the Member's years of Vesting Service and the denominator of which is ten.

     (b) The limits of subsection (a) shall be adjusted to reflect the form of benefits described in section 5.7. The limits shall also be adjusted if a Member's Annuity Starting Date does not coincide with the Member's attaining Social Security Retirement Age. These adjustments shall be made as specified in Code section 415(b)(2).

     (c) The limit in subsection (a)(l), and the limit in subsection (a)(2) for a Member who has incurred a Termination of Service, shall be adjusted for increases in the cost of living in the manner specified in applicable regulations.

     (d) In applying the limitations on benefits hereunder, the qualified plans of any employer that is not the Company or an Affiliate shall be aggregated with the Plan or any other plan of the Company or an Affiliate if the employer would be an Affiliate if the phrase "at least 80 percent" in Code section 1563(a)(1), in applying such section to Code section 414(b) or (c), were replaced with "more than 50 percent."

     (e) If any Member is a participant in a defined contribution plan of the Company or any Affiliate, the sum of the "defined benefit plan fraction" and the "defined contribution plan fraction" (as such terms are defined in Code section 415(e)) for any Plan Year with respect to the Member shall not exceed one. (This defined contribution plan fraction shall be adjusted to the extent permitted by section 1106(i)(4) of the Tax Reform Act of 1986. Any annual additions made for Plan Years beginning before January 1, 1987 shall be determined in the manner prescribed by the Code prior to the enactment of the Tax Reform Act of 1986.) Effective January 1, 1993, if this sum would otherwise exceed one, the Member's retirement benefits shall be reduced in the following order to comply with the requirements of this subsection:

          (1)  benefits under this Plan shall be reduced first;

          (2) if additional reductions are required to comply with this subsection, the Member's benefits under any other defined benefit plan maintained by the Company or an Affiliate shall then be reduced; and

          (3) if the reductions in paragraphs (1) and (2) are not sufficient to comply with this subsection, the Member's allocations to any defined contribution plan shall then be reduced.

          (However, in no event will a benefit adjustment under this subsection (e) cause a Member's accrued benefit under this Plan to be reduced below that which had accrued as of December 31, 1992.)

     (f) If a Member was a participant in any other defined benefit plan maintained by the Company or an Affiliate before January 1, 1983, or January 1, 1987, nothing in this section 5.10 shall limit or prohibit payment under those plans of benefits accrued prior to those dates.

     5.11 WITHHOLDING TAXES. The Company or Affiliate may withhold from a Member's compensation, and the Trustee may withhold from any payment under this Plan, any taxes required to be withheld with respect to contributions or benefits under this Plan and such sum as the Company, Affiliate, or Trustee may reasonably estimate as necessary to cover any taxes for which they may be liable and which may be assessed with respect to contributions or benefits under this Plan.

                   ARTICLE VI.  SUSPENSION OF BENEFITS UPON CERTAIN
                              EMPLOYMENT OR REEMPLOYMENT

     6.1 REEMPLOYMENT BEFORE NORMAL RETIREMENT DATE. If a Member is reemployed by the Company or an Affiliate before his Normal Retirement Date, but after he has begun to receive a benefit under the Plan:

     (a) benefit payments under the Plan shall cease during the period of his reemployment;

     (b) upon the Member's subsequent Termination of service, benefits under the Plan shall be redetermined as if he then first retires, based on Credited Service and Compensation earned before and after his absence;

     (c) this redetermined benefit shall then be reduced by the Actuarial Equivalent value of all payments previously received prior to the Member's reemployment (but not below the amount of benefits paid on account of his prior retirement); and

     (d) the Member shall be entitled during his period of reemployment (subject to the election procedures of sections 5.6 and 5.7) to revise any prior election affecting the form in which benefits are paid.

     6.2 CONTINUED EMPLOYMENT OR REEMPLOYMENT ON OR AFTER NORMAL RETIREMENT DATE. In the case of a Member who remains employed or is reemployed by the Company or an Affiliate after his Normal Retirement Date:

     (a) no benefits shall be paid under the Plan for any month in which he is compensated for 40 or more Hours of Service;

     (b)  for periods of employment or reemployment described in subsection
          (a), Department of Labor regulation section 2530.203-3, including the notice procedures described in section 6.3, shall be followed;

     (c) benefits paid after a subsequent Termination of Service shall not be adjusted on account of payments suspended during period of employment or reemployment; and

     (d) in the case of a Member who is reemployed after his Normal Retirement Date:

          (1) benefits under the Plan shall be redetermined upon the Member's subsequent Termination of Service as if he then first retired, based on Credited Service and Compensation earned before and after his absence;

          (2) this redetermined benefit shall then be reduced by the Actuarial Equivalent value of all payments previously received prior to the Member's reemployment (but not below the amount of benefits paid on account of his prior retirement); and

          (3) the Member shall be entitled during such period of reemployment (subject to the election procedures of sections 5.6 and 5.7) to revise any prior elections affecting the form in which benefits are paid.

     In no event shall benefits payable to a Member after his "required beginning date" (as defined in section 5.1(d)) be suspended under this Article VI.

     6.3 SUSPENSION OF BENEFITS NOTICE PROCEDURES. If a Member's benefits are suspended after Normal Retirement Age under this Article VI, the Committee shall notify the Member of such suspension. This notice shall be by personal delivery or first class mail during the first calendar month for which payments are withheld. This notice shall contain:

     (a)  a general description of the reasons why payments are suspended;

     (b) a general description of the Plan provisions relating to the suspension of benefits;

     (c)  a copy of such Plan provisions;

     (d) a statement that applicable Department of Labor regulations may be found in section 2530.203-3 of the Code of Federal Regulations; and

     (e) a statement that a review of the suspension may be requested under the claims procedure found in section 9.7.

                             ARTICLE VII.  DEATH BENEFITS

     7.1  PRERETIREMENT DEATH BENEFITS FOR MARRIED MEMBERS.

     (a) ELIGIBILITY. The surviving spouse of a married Member who has a nonforfeitable right to a retirement benefit under Article V, and who dies prior to his Annuity Starting Date, shall be entitled to a preretirement survivor annuity in an amount determined under subsection (b).

     (b) AMOUNT OF BENEFITS. Except as provided below, the monthly payments to a surviving spouse under this section 7.1 shall equal the amounts which would have been payable as a survivor annuity under the Qualified Joint and Survivor Annuity under the Plan if

          (1) in the case of a Member who dies after his Earliest Retirement Age, such Member had retired with an immediate Qualified Joint and Survivor Annuity on the day before his death, or

          (2) in the case of a Member who dies on or before attaining his Earliest Retirement Age, such Member had terminated employment on the date of death (if his employment had not yet terminated), survived to his Earliest Retirement Age, retired with an immediate Qualified Joint and Survivor Annuity on his Earliest Retirement Age, and died on the day after the day on which he would have attained his Earliest Retirement Age.

          If, pursuant to subsection (c) below, a spouse elects to defer the commencement of the preretirement survivor annuity, the amount of the benefit payable thereunder shall be increased (as if the Member had deferred commencement of his benefit) to reflect such deferral.

     (c) COMMENCEMENT. Unless the spouse elects a later commencement date, payment of the preretirement death benefit under this section 7.1 shall commence on the first day of the month coinciding with or immediately following

          (1) the date of the Member's death, in the case of a Member who dies on or after attaining his Earliest Retirement Age; or

          (2) the date the Member would have attained his Earliest Retirement Age, in the case of a Member who dies before attaining such age. In no event, however, may the surviving spouse defer the commencement of benefits under this subsection (c) beyond the first day of the month coinciding with or next following the Member's Normal Retirement Age.

     7.2 NO REDUCTION TO OTHER BENEFITS. The monthly retirement benefits payable to a Member if he does not die prior to his Annuity Starting Date, and the amount payable to his surviving spouse under this Article VII, shall not be reduced to reflect the cost of coverage under this Article VII.

     7.3 ADDITIONAL DEATH BENEFITS. Effective October 11, 1994 solely with respect to Members employed at Soniform, Inc. (Soniform Member), in addition to any other benefits payable on account of a Soniform Member's death under
Article V or Article VII, the Beneficiary of a Soniform Member who either dies:

     (a)  after his Annuity Starting Date; or

     (b)  while actively employed, but after reaching Early Retirement Age shall be entitled to an additional death benefit under this Section 7.3. The additional benefit for the Beneficiary of a Soniform Member described in subsection (a) shall be paid in a lump sum and such additional post annuity starting date death benefit shall equal the amount that would have been paid over a period limited to twelve months, calculated as if the Soniform Member had elected a single life annuity regardless of which benefit option the Soniform Member actually elected.

The additional benefit for the Beneficiary of a Soniform Member described in subsection (b) shall be paid in a lump-sum and such additional post-Early Retirement Age death benefit shall equal the amount that would have been paid over a period limited to twelve months, calculated as if the Soniform Member had retired as of the first day of the month in which his death occurred and had elected a single life annuity. In addition, the Beneficiary of Soniform Member described in subsection (b) shall receive a lump sum payment equal to the amount that would have been paid in a single month, calculated as if the Soniform Member had elected a 50% Qualified Joint and Survivor Annuity.

                               ARTICLE VIII. FINANCING

     8.1 FINANCING. The Company shall maintain a Retirement Fund as a part of the Plan to implement the provisions of the Plan and to finance the benefits under the Plan. The Company shall enter into one or more Trust Agreements or insurance contracts, or shall cause insurance contracts to be held under a Trust Agreement. Any Trust Agreement 80 designated shall constitute a part of this Plan. All rights that may accrue to any person under this Plan shall be subject to all the terms and provisions of the Trust Agreement.

     The Company, by action of the Board, may modify any Trust Agreement or insurance contract from time to time to accomplish the purposes of the Plan. The Company may replace any insurance company or appoint a successor Trustee or Trustees. By entering into Trust Agreements or insurance contracts, the Company shall establish a funding policy for the Plan. The Company shall vest in the Trustee and/or in one or more investment managers appointed under the Trust Agreement responsibility for the management and control of the Retirement Fund pursuant to such funding policy. If the Company appoints any investment manager, the Trustee shall not be liable for the acts or omissions of this investment manager or have any responsibility to invest or otherwise manage any portion of the Retirement Fund subject to the management and control of the investment manager.

     8.2 CONTRIBUTIONS. The Employers shall make contributions to the Retirement Fund which, under accepted actuarial principles, are at least sufficient to maintain the Plan as a qualified employee defined benefit plan meeting the minimum funding standard requirements of the Code. All contributions made by the Employers hereunder are strictly conditioned on their deductibility under Code section 404. (Employee contributions are neither required nor permitted.)

     Except as provided in Title I and Title IV of ERISA, all benefits payable under the Plan shall be payable only from the Retirement Fund. No liability for the payment of benefits under the Plan shall be imposed on the Company, Affiliates, Trustees, or officers, directors, or shareholders of the Company or the Affiliates.

     Forfeitures arising under the Plan for any reason shall be used as soon as possible to reduce the contributions of the Employers.

     8.3 NONREVERSION. The Employers shall not have any right, title, or interest in the contributions made to the Retirement Fund under the Plan. No part of the Retirement Fund shall revert to the Employers except as follows:

     (a) If the Internal Revenue Service initially determines that the Plan does not meet the requirements of Code section 401(a), the Plan shall be null and void from July 1, 1989, and any contributions shall be returned to all Employers within one year following such determination (unless the Employers elect to change the Plan as necessary to obtain a determination from the Internal Revenue
          Service that the Plan meets the requirements of Code section 401(a)).

     (b) Upon complete termination of the Plan and the allocation and distribution of the Retirement Fund under section 10.2, any funds remaining in the Retirement Fund after the satisfaction of all fixed and contingent liabilities under the Plan shall revert to the Employers at that time.

     (c) An Employer contributes to the Retirement Fund on the condition its contribution is not due to a mistake of fact and the Revenue Service will not disallow its deduction for that contribution. The Trustee, upon written request from an Employer, must return to the Employer the amount of the Employer's contribution made by the Employer by mistake of fact or the amount of the Employer's contribution disallowed as a deduction under Code Section 404. The Trustee will not return any portion of the Employer's contribution under the provisions of this Subsection more than one year after:

            (1)     the Employer made the contribution by mistake of fact; or

            (2) the disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.

          Furthermore, the Trustee will not increase the amount of the Employer contribution returnable under this Subsection for any earnings attributable to the contribution, but the Trustee will decrease the Employer contribution returnable for any losses attributable to it. The Trustee may require the Employer to furnish it whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.

                              ARTICLE IX. ADMINISTRATION

     9.1 COMMITTEE AND FIDUCIARY. The Company shall be responsible for the general administration of the Plan. The Company shall be the "administrator" within the meaning of ERISA section 3(16)(A) and the "named fiduciary" under ERISA section 402. The Committee shall act on behalf of the Company with respect to all matters relating to Plan administration.

     The Committee shall be composed of as many members as the Board may appoint from time to time and shall hold office at the pleasure of the Board. Any member of the Committee may resign by delivering his written resignation to the Board. Vacancies in the Committee arising by resignation, death, removal, or otherwise shall be filled by the Board.

     9.2 COMPENSATION AND EXPENSES. A member of the Committee shall serve without compensation for services as such if he is receiving full-time pay from the Company or an Affiliate as an Employee. Any member of the Committee may receive reimbursement from the Retirement Fund, to the extent not paid by an Employer in its sole and absolute discretion, for expenses properly and actually incurred.

     9.3 MANNER OF ACTION. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions adopted and other actions taken by the Committee at any meeting shall be by a majority vote of those present at any such meeting. Upon the unanimous concurrence of the members at the time in office, action of the Committee may be taken other that at a meeting.

     9.4 CHAIRMAN, SECRETARY, AND SPECIALISTS. The members of the Committee may elect one of their number as chairman and may elect a secretary who may, but need not, be a member of the Committee. They may authorize one or more of their number or any agent to execute or deliver any instrument or instruments on their behalf. The Committee may employ any counsel, auditors, and other specialists, and any clerical, actuarial, and other services as it may require in carrying out the provisions of the Plan. These expenses shall be paid by the Retirement Fund to the extent not paid by the Employers in their sole and absolute discretion.

     9.5 RECORDS. All resolutions, proceedings, acts, and determinations of the Committee shall be recorded by the secretary thereof or under his supervision. All such records, together with any documents and instruments as may be necessary for the administration of the Plan, shall be preserved in the custody of the secretary.

     9.6 ADMINISTRATION. Except with respect to duties delegated under the terms of the Plan, the Committee shall be responsible for the administration of the Plan. The Committee shall have all powers necessary or appropriate to carry out the provisions of the Plan. It may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan's business.

     In making any determination or rule, the Committee shall pursue uniform policies established by the Committee. It shall not discriminate in favor of or against any Member. The Committee shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to the exclusive right and discretionary authority to make determination of the eligibility for and the amount of any benefit payable under the Plan. The Committee shall have the exclusive right and discretionary authority to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with the administration thereof, including, without limitations the right to remedy or resolve possible ambiguities, inconsistencies, or omissions, by general rule or particular decision. The Committee shall make, or cause to be made, all reports or other filings necessary to meet the reporting, disclosure, and other filing requirements of ERISA that are the responsibility of "plan administrators" under ERISA.

     To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

     In carrying out its responsibilities hereunder, the Committee shall have the utmost discretion permitted by law.

     9.7 APPEALS FROM DENIAL OF CLAIMS. If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing of the denial. This notice shall be given, within a reasonable period of time after receipt of the claim by the Committee (not to exceed 90 days after receipt of the claim, except that if special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant, and an additional 90 days will be considered reasonable).

     This notice shall be written in a manner calculated to be understood by the claimant and shall set forth the following information:

     (a)  the specific reasons for the denial;

     (b) specific reference to the Plan provisions on which the denial is based;

     (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why this material or information is necessary; and

     (d) an explanation that a full and fair review by the Committee of the decision denying the claim may be requested by the claimant or his authorized representative by filing with the Committee, within 60 days after the notice has been received, a written request for the review; and

     (e) if such request is so filed, the claimant or his authorized representative may review pertinent documents and submit issues and comments in writing within the same 60-day period specified in sub-section (d) above.

     The decision of the Committee upon review shall be made promptly, and not later than 60 days after the Committee's receipt of the request for review, unless special circumstances require an extension of time for processing. In such a case the claimant shall be so notified and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If the claim is denied, wholly or in part, the claimant shall be given a copy of the decision promptly. The decision shall be in writing, shall include specific reasons for the denial, shall include specific references to the pertinent Plan provisions on which the denial is based, and shall be written in a manner calculated to be understood by the claimant.

     9.8 NOTICE OF ADDRESS AND MISSING PERSONS. Each person entitled to benefits under the Plan must file with the Committee or its agent, in writing, his post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at his latest reported post office address will be binding upon him for all purposes of the Plan. The Committee, the Company, Affiliates, or Trustee shall not be obliged to search for or ascertain his whereabouts. If a person cannot be located, the Committee may direct that his benefit and all further benefits with respect to him shall be discontinued and all liability for the payment thereof shall terminate. However, in the event of the subsequent reappearance of the Member or Beneficiary prior to termination of the Plan, the benefits that were due and payable shall be paid in a single sum, and the future benefits due such person shall be reinstated in full.

     9.9 DATA AND INFORMATION FOR BENEFITS. All persons claiming benefits under the Plan must furnish to the Committee or its designated agent such documents, evidence, or information as the Committee or its designated agent consider necessary or desirable to administer the Plan. Any such person must furnish this information promptly and sign any documents the Committee or its designated agent may require before any benefits become payable under the Plan.

     9.10 INDEMNITY FOR LIABILITY. The Company shall indemnify each member of the Committee against any and all claims, losses, damages, and expenses (including counsel fees) incurred by the Committee. The Company shall indemnify the Committee members against any liability (including any amounts paid in settlement with the Committee's approval) arising from the member's or Committee's action or failure to act. The Company is not liable to indemnify these persons against claims, losses, damages, expenses, or liabilities when the same is judicially determined to be attributable to gross negligence or willful misconduct. The Company shall pay the premiums on any bond secured under this section and shall be entitled to reimbursement by the other Employers for their proportionate share.

     9.11 EFFECT OF A MISTAKE. In the event of a mistake or misstatement as to the eligibility, participation, or service of any Member, or the amount of payments made or to be made to a Member or Beneficiary, the Committee shall, if possible, cause such payment amounts to be withheld, accelerated, or otherwise adjusted as will in its sole judgment result in the Member or Beneficiary receiving the proper amount of payments under this Plan.

     9.12 SELF INTEREST. A member of the Committee who is also a Member shall not vote on any question relating specifically to himself.

                         ARTICLE X. AMENDMENT AND TERMINATION

     10.1 AMENDMENT AND TERMINATION. The Company hereby reserves the right, at will, to amend or modify in any respect, or to terminate, the Plan at any time, for any reason whatsoever. The Company may make any modifications or amendments to the Plan, retroactively if necessary or appropriate, to qualify or maintain the Plan as a plan meeting the requirements of Code Section 401(a) and ERISA.

     No amendment of the Plan shall cause any part of the Retirement Fund to be used for or diverted to purposes other than the exclusive benefit of the Members or Beneficiaries. No plan amendment may (a) eliminate or exclude an early retirement benefit or a retirement-type subsidy (as defined in Treasury Regulations) or (b) eliminate an optional form of benefit with respect to benefits attributable to service before the amendment, except as permitted under Code Section 411(d)(6). Retroactive plan amendments may not decrease the monthly normal retirement benefit of any Member determined as of the time the amendment was adopted (except to the extent permitted under Code Section 412(c)(8)).

     10.2 DISTRIBUTION ON TERMINATION. Upon termination or partial termination of the Plan, the rights of the Members who are employed by the Company or an Affiliate on the date of termination (and who in the case of a partial termination are affected thereby) to their monthly normal retirement benefit as of the date of such termination shall be nonforfeitable to the extent then funded. However, in no event shall any Member or Beneficiary have recourse to other than the Retirement Fund and, if applicable, the Pension Benefit Guaranty Corporation.

     In the case of a complete termination of the Plan, the assets then held in the Retirement Fund shall be allocated, after payment of all expenses of administration or liquidation, in the manner prescribed by ERISA section 4044. If any assets remain, they shall revert to the Employers as provided in section 8.3.

     At the Committee's discretion, distribution may be implemented through the continuance of the Retirement Fund, the creation of a new retirement fund, the purchase of nontransferable annuity contracts, a cash distribution, or a combination thereof, subject to the requirements of the Pension Benefit Guaranty Corporation.

     10.3 MERGER, CONSOLIDATION, OR TRANSFER. In the case of any merger or consolidation of the Plan with--or in the case of any transfer of assets or liabilities of the Plan to or from--any other plan, each Member in the Plan shall (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). Subject to the provisions of this Section, the Plan may be amended to provide for the merger of the Plan, in whole or in part, a spinoff of a portion of the Plan, or a transfer of all of a part of the Plan's assets to any other qualified plan within the meaning of Section 401(a) or 403(a) of the Code, including such a merger, spinoff or transfer in lieu of a distribution which might otherwise be required under the Plan.


                     ARTICLE XI.  RESTRICTIONS ON BENEFITS

     11.1 TEMPORARY RESTRICTIONS ON BENEFITS FOR MEMBERS OF EACH EMPLOYER.

     (a) Notwithstanding any other provisions in the Plan to the contrary, in the event of the termination of the Plan, the benefit of any Highly Compensated Employee (and any former Highly Compensated Employee) is limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

     (b) In any year, the annual benefits payable under the Plan for the 25 highest paid Members described in (a) above will be restricted to an amount equal to the payments that would be restricted to an amount equal to the payments that would be made on the Member's behalf under a single life annuity that is the actuarial equivalent of the sum of the Member's accrued benefit and the Member's other benefits (if any) under the Plan.

     (c)  The restriction of Subsection (b) above will not apply, however, if:

           (1) after payment to such a Member of all benefits described in Regulation Section 1.401(a)(4)-5(b)(3)(iii), the value of Plan assets equals or exceeds 110% of the value of current liabilities as defined in Code Section 412(l)(7);

           (2) the value of the benefits described in Regulation Section 1.401(a)(4)-5(b)(3)(iii) for such a Member is less than 1% of the value of current liabilities before distribution;

           (3) the value of the benefits described in Regulation Section 1.401(a)(4)-5(b)(3)(iii) is $3,500 or less; or

           (4) the Commissioner of Internal Revenue determines that such restrictions are not necessary to prevent the prohibited discrimination that may occur in the event of an early termination of the Plan.

     (d) In the event the Plan ever provides a benefit which would otherwise be payable under the Plan to a Member or former Member but which would be restricted by the provisions of this Section 11.1, the Committee may authorize the Trustees to enter into an escrow agreement, bond, or letter of credit with the affected Member or former Member and a suitable financial institution so that benefits can be distributed to such Member or former Member without regard to the limitations which would otherwise be applicable under this Section 11.1. Any such escrow, bond, or letter of credit shall be structured in accordance with Rev. Rul. 92-76 (or other applicable Treasury Department guidance) so that the Trust shall have a legally enforceable right and guarantee to additional assets (other than assets already owned by the Trust) in the event the plan terminates and the applicable provisions of this Section would restrict the distribution of a portion of the Participant's payment.

                       ARTICLE XII.  TOP-HEAVY PROVISIONS

     12.1 APPLICATION OF TOP-HEAVY PROVISIONS.

     (a) SINGLE PLAN DETERMINATION. Except as provided in subsection (b)(2) below, if as of a Determination Date the sum of the Section 416 Benefits of Key Employees and the Beneficiaries of deceased Key Employees exceeds 60 percent of the Section 416 Benefits of all Members and Beneficiaries of other than former Key Employees, the Plan is top-heavy. In this event, the provisions of this Article shall become applicable.

     (b)  AGGREGATION GROUP DETERMINATION.

          (1) If as of a Determination Date the Plan is part of a top-heavy Aggregation Group, the provisions of this Article shall become applicable. Top heavy status for the purpose of this subsection shall be determined with respect to the Aggregation Group in the same manner as described in subsection (a) above.

          (2) If the Plan is top-heavy under subsection (a) above, but the Aggregation Group is not top-heavy, this Plan shall not be top-heavy, and this Article shall not be applicable.

     (c) COMMITTEE RESPONSIBILITY. The Committee shall have responsibility to make all calculations to determine whether the Plan is top-heavy.

     12.2 DEFINITIONS.

     (a) "AGGREGATION GROUP" means the Plan and all other plans maintained by the Company and all Affiliates that cover a Key Employee, and any other plan that enables a plan covering a Key Employee to satisfy Code section 401(a)(4) or 410. In addition, at the election of the Committee, the Aggregation Group may include any other qualified plan maintained by the Company or an Affiliate if this expanded Aggregation Group satisfies Code sections 401(a)(4) and 410.

     (b) "DETERMINATION DATE" means the last day of the Plan Year immediately preceding the Plan Year for which top-heaviness is to be determined.

     (c)  "KEY EMPLOYEE" means a Member who is a "key employee" under Code section 416(i) and for purposes of such determination, a Key Employee's compensation shall mean compensation as defined in Code
          Section 415(c)(3) but including employer contributions made to a salary reduction agreement.

     (d)  "SECTION 416 BENEFIT" means the sum of:

          (1) the present value of the benefit credited as of a Determination Date to a Member or Beneficiary under the Plan and any other qualified defined benefit plan that is part of an Aggregation Group determined under a uniform accrual method applicable to all defined benefit plans in the Aggregation Group, or, where there is no such method, as if such benefit accrued not more rapidly than the slowest rate of accrual permitted under the fractional rule of Code Section 411(b)(1)(C).

          (2) the amount credited to a Member's or Beneficiary's account under a qualified defined contribution plan that is part of an Aggregation Group; and

          (3) the amount of distributions to the Member or Beneficiary during the five-year period ending on the Determination Date. Such distributions shall not include any tax-free rollover contribution (or similar transfer) which is not initiated by the Member or which is contributed to a plan maintained by the Company or an Affiliate;

          reduced by

          (4) the amount of rollover contributions (or similar transfer) and earnings thereon credited as of a Determination Date under the Plan or a plan forming part of an Aggregation Group that is attributable to a rollover contribution (or similar transfer) initiated by the Member and derived from a plan not maintained by the Company or an Affiliate.

     The present value of the benefits shall be determined as of the most recent valuation date used for Code section 412 that is within the 12-month period ending on the Determination Date. The benefit of a current Member shall be determined as if the Member terminated service as of the valuation date. In valuing benefits under this Article XII, the Committee shall be able to use any reasonable actuarial assumptions permitted under Code section 416 provided that if an Aggregation Group includes two or more defined benefit plans, the same actuarial assumptions must be used with respect to all such plans and those actuarial assumptions must be specified in such plans.

     The account or benefit of a Member who was a Key Employee and who subsequently is not a Key Employee for the Plan Year containing the Determination Date, is not a Section 416 Benefit. This accrual or account balance shall be excluded from all computations under this Article. Furthermore, if a Member has not received any compensation from the Company or an Affiliate (other than benefits under the Plan) during the five-year period ending on the Determination Date, any benefit for the Member (and any account of the Member) shall not be taken into account.

     12.3 VESTING REQUIREMENTS. If the Plan is determined to be top-heavy with respect to a Plan Year under the provisions of section 12.1, a Member's interest in his benefit shall vest in accordance with the following schedule:

          YEARS OF VESTING SERVICE      VESTING PERCENTAGE
          ------------------------      ------------------
               Less than 2                       0%
               2                                20%
               3                                40%
               4                                60%
               5 or more                       100%

     The vesting provisions described in this section shall not apply to a Member who does not have an Hour of Service after the Plan becomes top-heavy. If in a subsequent Plan Year the Plan is no longer top-heavy, the vesting provisions that were in effect prior to the time the Plan became top-heavy shall be reinstated. Any portion of a Member's benefit which was vested prior to the time the Plan was no longer top-heavy shall remain vested, and a Member who has at least three years of Vesting Service at the start of such Plan Year shall have the option of remaining under the vesting schedule in effect while the Plan was top-heavy.

     12.4 MINIMUM BENEFIT.

     (a) MINIMUM ACCRUAL FORMULA. If the Plan is determined to be top-heavy under the provisions of section 12.1 with respect to a Plan Year, the benefit, when expressed as an Annual Retirement Benefit (as defined below), of a Member who is not a Key Employee shall not be less than the difference between paragraphs (1) and (2) where:

          (1)  is the product of:

               (A) the number of Years of Top-Heavy Service (as defined below); and

               (B) 2 percent of the Member's average compensation (as defined in Income tax regulations 1.415-2(d)) during the period of the five consecutive Years of Top-Heavy Service during which the Member had the greatest aggregate compensation;

               but this product shall not exceed 20 percent of the average compensation; and

          (2) is the amount of the Annual Retirement Benefit that would be provided by the Member's account balance attributable to Employer contributions under a defined contribution plan which is included in an Aggregation Group.

     (b)  DEFINITIONS.

          (1) ANNUAL RETIREMENT BENEFIT means a benefit payable annually in the form of a single life annuity commencing at age 65. If the benefit is payable in another form or commences at another time, the amount described in subsection (a) above shall be adjusted on an actuarial basis. Preretirement death benefits shall not cause a reduction in the amount of the benefit.

          (2) YEAR OF TOP-HEAVY SERVICE means each year of Vesting Service that is credited with respect to a Plan Year in which the Plan is top-heavy.

     12.5 LIMIT ON ANNUAL ADDITIONS:  COMBINED PLAN LIMIT.

     (a) GENERAL. If the Plan is determined to be top-heavy under section 12.1, Code section 415(e) shall be applied to the Plan by substituting "1.0" for "1.25" each place "1.25" appears in Code section 415(e)(2)(B) and 415(e)(3)(B).

     (b)  EXCEPTION.  Subsection (a) above shall not be applicable if:

          (1) section 12.4 is applied by substituting "3 percent" for "2 percent";

          (2) section 12.4 is applied by increasing (but not by more than 10 percentage points) "20 percent" by 1 percentage point for each year for which such plan was taken into account under this subsection; and

          (3) the Plan would not be top-heavy if "90 percent" is substituted for "60 percent" in section 12.1.

     (c) TRANSITION RULE. If, but for this subsection, subsection (a) above would begin to apply with respect to the Plan, the application of subsection (a) above shall be suspended with respect to a Member as long as there are:

          (1) no Employer contributions, forfeitures, or voluntary nondeductible contributions allocated to the Member; and

          (2) no accruals under a qualified defined benefit plan for the Member.

     12.6 COLLECTIVE BARGAINING AGREEMENTS.  The requirements of sections
12.3 and 12.4 shall not apply with respect to any Employee included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and an Employer if retirement benefits were the subject of good faith bargaining between such Employee representatives and the Employer.


                 ARTICLE XIII.  PARTICIPATION IN AND WITHDRAWAL
                         FROM THE PLAN BY AN AFFILIATE

     13.1 PARTICIPATION IN THE PLAN. Any Affiliate that desires to become an Employer hereunder may elect, with the consent of the Committee, to become a party to the Plan. Such Affiliate shall adopt the Plan for the benefit of its eligible Employees, effective as of the date specified in the adoption resolution:

     (a) by filing with the Committee a written resolution to that effect, and any other instruments as the Committee may require; and

     (b) by the Committee filing with the Trustee a copy of such resolution, together with a copy of resolution of the Committee approving the adoption.

     The adoption resolution shall contain specific provisions regarding Vesting Service, Credited Service, and eligibility for initial participation that apply to the adopting Affiliate and its Employees.

     However, the sole, exclusive right of any other amendment of whatever kind or extent to the Plan is reserved by the Board. The Board may not amend specific changes and variations in the Plan provisions as adopted by the Affiliate in its adoption resolution without the consent of the Affiliate. The adoption resolution shall become, as to the Affiliate and its Employees, a part of this Plan as then amended or thereafter amended. To the extent of any conflict between the adoption resolution and this Plan, the adoption resolution shall control. It shall not be necessary for the adopting Affiliate to sign or execute the original or then amended Plan.

     The effective date of the Plan for any adopting Affiliate shall be that stated in the resolution of adoption. From and after the effective date, the adopting Affiliate shall assume all the rights, obligations, and liabilities of an individual Employer entity hereunder. The administrative powers and control of the Company and Board, as provided in the Plan, including the sole right to amendment, and of appointment and removal of the Committee, the Trustee, and their successors, shall not be diminished by reason of the participation of any adopting Affiliate in the Plan.

     13.2 WITHDRAWAL FROM THE PLAN. Any Employer, by action of its board of directors or other governing authority, may withdraw from the Plan after giving notice to the Company. In the event such withdrawal constitutes a partial termination of this Plan, the affected Members in the part of the Plan that is terminated shall have fully vested and nonforfeitable rights to their accrued benefits.

     Distribution upon such a withdrawal may be implemented through continuation of the Retirement Fund, or transfer to a trust fund exempt from tax under Code section 501, or to a group annuity contract qualified under Code section 401. However, no such action shall divert any part of such fund to any purpose other than the exclusive benefit of the Employees of the Employer prior to the satisfaction of all liabilities under the Plan as provided under section 8.3.


                        ARTICLE XIV.  GENERAL PROVISIONS

     14.1 INCOMPETENCY. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Committee receives written notice, in a form and manner acceptable to it, that the person is incompetent or a minor, and that a guardian, conservator, or other person legally vested with the care of his estate has been appointed. If the Committee finds that any person to whom a benefit is payable under the Plan is unable to care properly for his affairs, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother, or a sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment.

     If a guardian or conservator of the estate of any person receiving or claiming benefits under the Plan is appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator if proper proof of the appointment is furnished in a form and manner suitable to the Committee.

     To the extent permitted by law, any payment made under the provisions of this section shall be a complete discharge of liability under the Plan.

     14.2 NONALIENATION OF BENEFITS. Except as provided in Code section 401(a)(13), no benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. The Retirement Fund under the Plan shall not in any manner be liable for or subject to the debts or liabilities of any Member or Beneficiary entitled to any benefit.

     The preceding paragraph shall also apply to the creation, assignment, or recognition of a right to any interest or benefit payable with respect to a Member pursuant to a domestic relations order, unless the order is determined to be a qualified domestic relations order (as defined in Code section 414(p)). The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.

     14.3 NO GUARANTEE OF EMPLOYMENT. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of the Company or an Affiliate or to interfere with the right of the Company or an Affiliate to discharge or retire any Employee at any time.

     14.4 APPLICABLE LAW. To the extent not preempted by ERISA, the Plan shall be governed by and construed according to the laws of Kansas.

     14.5 SEVERABILITY. If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in this Plan.

    IN WITNESS WHEREOF, NEW COLEMAN HOLDINGS, INC. has caused this Plan to be signed and its corporate seal to be hereunto affixed by its duly authorized officers, effective as of the dates provided herein.


                              NEW COLEMAN HOLDINGS, INC.


                              By: Glenn Dickes
                                  ----------------------------------------------
                              Title: Vice President and Assistant Secretary
                                     -------------------------------------------

ATTEST:
                              (Seal)

By:
    -----------------------------------------

Title:
       --------------------------------------


                                    APPENDIX

     The Prior Plan was extended, as of the dates listed in the following table, to cover former employees of the companies therein listed who have become Employees of the Company through acquisition by the Company of part or all of the business of such companies and who are otherwise eligible for coverage under the Plan. Credited Service for any such Employee shall not include any period prior to the later of the dates set forth on the table or his actual date of employment.

          NAME OF COMPANY                           DATE OF ACQUISITION
          ---------------                           -------------------
          Boise Cascade Corporation                  August 1, 1965
          Canvas Specialty Manufacturing Co.        October 1, 1965

     Certain Employees included in Payroll Group 6, whose effective date of coverage under the Prior Plan was January 1, 1975, were at one time employed by Powerhouse Manufacturing Company, Inc., LaSalle Lighting Inc., or Sattler Manufacturing, Inc. and became employees of the Company when the Company acquired portions of the business of such former employers. For purposes of the Plan, the seniority date of any such Employee shall be deemed to be his date of employment by the Company, even though such seniority date was prior to the date of acquisition by the Company of the business in which he was originally employed.

     Effective January 1, 1980, the Company extended coverage under the Prior Plan to the weekly salaried and hourly paid Employees of its wholly-owned subsidiary O'Brien International, Inc. For the purposes of determining the Vesting Service of an O'Brien International, Inc. weekly salaried or hourly paid Employee, an Employee's date of employment will be considered to be the later of January 1, 1980, or his actual date of employment.

The following are Employers under this Plan:

    ADOPTING EMPLOYER                SERVICE DATE *
    -----------------                --------------
O'Brien International, Inc.          1-1-80
Master Craft Boat Company            1-1-84 for Vesting Service; 4-1-85 for Credited Service
SoniForm, Inc.                       1-1-82 for Vesting Service; 1-1-84 for Credited Service
Western Cutlery Company              1-1-85
Tennessee Acquisition Corp.          4-1-93
MasterCraft Acquisition Corp.        4-1-93
Skeeter Products, Inc.               1-1-83 for Vesting Service; 1-1-87 for Credited Service
Coleman Spas, Inc.                   Date of employment with the Company (or Adopting Employer) for Vesting Service; 1-1-92 for
                                      Credited Service
Coleman Powermate, Inc.              1-1-90 for Credited Service and 11-15-86 for Vesting Service
The Coleman Company, Inc.            1-1-55 for Credited Service; date of employment with the Company for Vesting Service
Coleman Outdoor Products, Inc.       Date of employment with the Company (or the Adopting Employer)
Coleman Recreational Vehicles, Inc.  Date of employment with the Company (or the Adopting Employer) through December 28, 1989
Inc. (for weekly salaried
employees only)

* Service Date refers to both Credited Service and Vesting Service unless otherwise indicated.


Effective at the end of December 31, 1995, (a) all employees, former employees and beneficiaries of employees and former employees of Meridian Sports Incorporated and the following subsidiaries: Skeeter Products, Inc., MasterCraft Acquisition Corp., O'Brien International Inc. and Soniform, Inc. (together with Meridian Sports Incorporated, "the Meridian Group") shall cease to accrue any benefits under the Plan, (b) all liabilities, as well as the assets relating to such liabilities, with respect to the accrued benefits as of such date of such employees, former employees and beneficiaries of the Meridian Group shall be transferred to the defined benefit plan established by Meridian Sports Incorporated, and (c) such employees, former employees and beneficiaries shall have no further rights under this Plan.